Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                       Percent       State of
                                                         of       Incorporation
    Parent                       Subsidiary           Ownership  or Organization
    ------                       ----------           ---------  ---------------

FFW Corporation    First Federal Savings Bank of Wabash  100%       Federal
FFW Corporation    FirstFed Financial of Wabash, Inc.    100%       Indiana

         The financial statements of FFW Corporation are consolidated with those of its subsidiaries.